Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avon Products, Inc. of our report dated February 21, 2019 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Avon Products, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
May 1, 2019